SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):
April 9, 2003

	Exact name of registrant as specified in its charter,		I.R.S. Employer
Commission File	state of incorporation, address of principal	State of	Identification
Number	executive offices, and telephone number	Incorporation	Number

333-80523	SUSQUEHANNA MEDIA CO. 140 E. Market Street York, Pennsylvania 17401 (717) 848-5500	Delaware	23-2722964

The address of the registrant has not changed since the last report.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EX-10.1.1 AMENDMENT NO.1 TO CREDIT FACILITY
EX-10.1.2 AMENDMENT NO.2 TO CREDIT FACILITY
EX-10.1.3 AMENDMENT NO.3 TO CREDIT FACILITY
EX-10.1.4 AMENDMENT NO.4 TO CREDIT FACILITY
EX-10.1.5 AMENDMENT NO.5 TO CREDIT FACILITY

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     The purpose of this filing is to provide the below listed amendments to the Company’s credit facility. The following exhibits are filed herewith:

Exhibit No.	Description

10.1.1	Amendment No. 1 to $450 million syndicated credit facility arranged by First Union Capital Markets Corp.
10.1.2	Amendment No. 2 to $450 million syndicated credit facility arranged by First Union Capital Markets Corp.
10.1.3	Amendment No. 3 to $450 million syndicated credit facility arranged by First Union Capital Markets Corp.
10.1.4	Amendment No. 4 to $450 million syndicated credit facility arranged by First Union Capital Markets Corp.
10.1.5	Amendment No. 5 to $450 million syndicated credit facility arranged by First Union Capital Markets Corp.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 9, 2003	SUSQUEHANNA MEDIA CO.
Registrant
		By:	/s/ John L. Finlayson

Vice President and Principal Financial and Accounting Officer